Exhibit 99.1

Elastic N.V. Reports Strong Fourth Quarter and Fiscal 2019 Financial Results

Q4 Revenue of $80.6 million; Up 63% year-over-year (68% in constant currency)

FY19 Revenue of $271.7 million; Up 70% year-over-year (72% in constant currency)

Announced proposed acquisition of Endgame, an endpoint security company

MOUNTAIN VIEW, Calif. and AMSTERDAM, The Netherlands, June 5, 2019 -- Elastic N.V. (NYSE: ESTC) (“Elastic”), the company behind Elasticsearch and the Elastic Stack, today announced strong results for the fourth quarter and full fiscal year ended April 30, 2019.

Fourth Quarter Fiscal 2019 Financial Highlights

•	Total revenue was $80.6 million, an increase of 63% year-over-year, or 68% on a constant currency basis.
•	Calculated billings was $115.4 million, an increase of 57% year-over-year, or 63% on a constant currency basis.
•	Deferred revenue was $170.7 million, growing 66% year-over-year.
•	GAAP operating loss was $32.1 million; GAAP operating margin was -40%.
•	Non-GAAP operating loss was $17.5 million; Non-GAAP operating margin was -22%.
•	GAAP net loss per share was $0.48; Non-GAAP net loss per share was $0.28.
•	Operating cash flow was -$19.8 million with free cash flow of -$20.9 million.
•	Cash and cash equivalents were $298.0 million as of April 30, 2019.

Full Fiscal 2019 Financial Highlights

•	Total revenue was $271.7 million, an increase of 70% year-over-year, or 72% on a constant currency basis.
•	GAAP operating loss was $101.4 million; GAAP operating margin was -37%.
•	Non-GAAP operating loss was $55.7 million; Non-GAAP operating margin was -21%.
•	GAAP net loss per share was $1.86; Non-GAAP net loss per share was $1.11.
•	Operating cash flow was -$23.9 million with free cash flow of -$27.4 million, or -10% free cash flow margin.

“Q4 was an incredible ending to a strong fiscal year,” said Shay Banon, founder and chief executive officer at Elastic. “We are seeing strong demand across our products and solutions worldwide. We continue to invest heavily across all parts of the business to drive growth and we look forward to continued momentum in fiscal 2020.”

In a separate news release issued today, we announced the proposed acquisition of Endgame, Inc. (“Endgame”), a security company focused on endpoint protection, detection, and response.

Fourth Quarter Fiscal 2019 Key Metrics and Recent Business Highlights

•	Total subscription customer count was over 8,100.
•	Total customer count with ACV greater than $100,000 was over 440.
•	Subscription revenue represented 91% of total revenue.
•	Net Expansion Rate remained over 130% for the tenth consecutive quarter.
•

Released version 6.7 of the Elastic Stack introducing two new solutions: Elastic Maps, for advanced, layered visualization of geospatial data on a map, and Elastic Uptime, for real-time monitoring and availability of systems and services.

•

Version 6.7 of the Elastic Stack made many proprietary features generally available, including cross-cluster replication, index lifecycle management, Elasticsearch SQL (including ODBC and JDBC clients), Canvas, and Functionbeat.

•

Released version 7.0 of the Elastic Stack delivering improvements to query speed and relevance with the introduction of new query types in Elasticsearch, a fully revamped cluster coordination framework that hardens resiliency, and a completely redesigned Kibana interface that simplifies the user experience and navigation.

•

Released version 2.2 of Elastic Cloud Enterprise (ECE) adding many of the recent Elastic Stack features in a native way to ECE, and providing better security and management in multitenant environments.

•	Announced an expanded partnership with Google Cloud (GCP) and a new global partnership with Tencent Cloud.
•

Made certain core security features free, further differentiating our proprietary, free features in the Basic version of the Elastic Stack. Users can now encrypt network traffic, create and manage users, define roles that protect index and cluster level access, and fully secure Kibana with Spaces.

•

Released Elastic Cloud on Kubernetes (ECK) in the Basic version of the Elastic Stack. ECK is an orchestration product based on the Kubernetes Operator pattern that lets users provision, manage, and operate Elasticsearch clusters on Kubernetes.

•

Announced the Beta version of Elastic Enterprise Search, a product that allows teams and organizations to search all the data scattered across the many tools that power the productivity of their workforce.

•	Announced SOC 2 Type 2 and CSA Star Level 2 Attestation for Elastic Cloud.
•

Held six successful Elastic{ON} Tour events to engage with our community of users, customers, and partners in Beijing, Seattle, San Francisco, São Paolo, Tokyo, and Zurich with waitlists driven by strong demand.

•	Appointed Caryn Marooney to the Elastic Board of Directors. Caryn recently led global communications for Facebook. Prior to joining Facebook, Caryn co-founded OutCast Communications.

Financial Outlook

The Company is providing the following guidance:

For its first quarter of fiscal 2020 (ending July 31, 2019):

•	Total revenue is expected to be between $82 million and $84 million.
•	Non-GAAP operating margin is expected to be between -34% and -32%.
•	Non-GAAP net loss per share is expected to be between $0.44 and $0.42, assuming between 74 and 75 million weighted average ordinary shares outstanding.

For its fiscal year 2020 (ending April 30, 2020):

•	Total revenue is expected to be between $397 million and $403 million.
•	Non-GAAP operating margin is expected to be between -25% and -23%, including approximately -2% related to the proposed acquisition of Endgame.
•	Non-GAAP net loss per share is expected to be between $1.49 and $1.33, assuming between 76 and 80 million weighted average ordinary shares outstanding.

See the section titled “Forward-Looking Statements” below for information on the factors that could cause our actual results to differ materially. A reconciliation of non-GAAP guidance measures to corresponding GAAP measures is not available on a forward-looking basis without unreasonable effort due to the uncertainty regarding, and the potential variability of, many of the costs and expenses that may be incurred in the future.

Conference Call and Webcast

Elastic’s executive management team will host a conference call today beginning at 2:00 p.m. PT/ 5:00 p.m. ET/ 11:00 p.m. CEST to discuss the Company’s financial results and business outlook. A live audio webcast of the conference call will be available through Elastic’s Investor Relations website at ir.elastic.co. Slides will accompany the webcast. The replay of the webcast and slides will be available for two months.

About Elastic

Elastic is a search company. As the creators of the Elastic Stack (Elasticsearch, Kibana, Beats, and Logstash), Elastic builds self-managed and SaaS offerings that make data usable in real time and at scale for use cases like application search, site search, enterprise search, logging, APM, metrics, security, business analytics, and many more.

Elastic and associated marks are trademarks or registered trademarks of Elastic N.V. and its subsidiaries. All other company and product names may be trademarks of their respective owners.

Use of Non-GAAP Financial Measures

Reconciliations of non-GAAP financial measures to Elastic’s financial results as determined in accordance with GAAP are included at the end of this press release following the accompanying financial data. For a description of these non-GAAP financial measures, including the reasons management uses each measure, please see the section of this press release titled “About Non-GAAP Financial Measures.”

Forward-Looking Statements

This press release contains forward-looking statements which include, but are not limited to, expected financial results for the fiscal quarter ending July 31, 2019 and the fiscal year ending April 30, 2020. These forward-looking statements are subject to the safe harbor provisions under the Private Securities Litigation Reform Act of 1995. Our expectations and beliefs regarding these matters may not materialize. Actual outcomes and results may differ materially from those contemplated by these forward-looking statements as a result of uncertainties, risks, and changes in circumstances, including but not limited to risks and uncertainties related to: our ability to continue to deliver and improve our offerings and successfully develop new offerings; customer acceptance and purchase of our existing offerings and new offerings; our ability to maintain and expand our customer base; the market for our products not continuing to develop; competition from other products; the impact of foreign currency exchange rate and interest rate fluctuations on our results; our business strategy and our plan to build our business; our ability to effectively manage our growth; the pace of change and innovation in the markets in which we participate and the competitive nature of those markets; our international expansion strategy; our service performance and security, including the resources and costs required to prevent, detect and remediate potential security breaches; our operating results and cash flows; our strategy of acquiring complementary businesses and our ability to successfully integrate acquired businesses and technologies; our relationships with third parties, including partners; our ability to protect our intellectual property rights; our ability to develop our brands; our ability to attract and retain qualified employees and key personnel; the impact of expensing stock options and other equity awards; the sufficiency of our capital resources; our proposed acquisition of Endgame, including the potential impact on our operating margin; the impact of the transaction on Elastic’s future product offerings, and general market, political, economic and business conditions. Additional risks and uncertainties that could cause actual outcomes and results to differ materially from those contemplated by the forward-looking statements are included under the caption “Risk Factors” and elsewhere in our most recent filings with the Securities and Exchange Commission (the “SEC”), including our Quarterly Report on Form 10-Q for the fiscal quarter ended January 31, 2019 and any subsequent reports on Form 10-K, Form 10-Q or Form 8-K filed with the SEC. SEC filings are available on the Investor Relations section of Elastic’s website at ir.elastic.co and the SEC’s website at www.sec.gov. Elastic assumes no obligation to, and does not currently intend to, update any such forward-looking statements after the date of this release, except as required by law.

Contact Information

Anthony Luscri

Elastic Investor Relations

ir@elastic.co

(650) 695-1055

Deborah Wiltshire

Elastic Corporate Communications

press@elastic.co

Elastic N.V.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(amounts in thousands, except share and per share amounts)

(Unaudited)

	Three Months Ended April 30,		Year Ended April 30,
	2019	2018	2019	2018
Revenue
License - self-managed	$12,624	$8,839	$39,474	$25,759
Subscription - self-managed and SaaS	60,999	37,337	208,780	123,623
Total subscription revenue	73,623	46,176	248,254	149,382
Professional services	6,976	3,396	23,399	10,553
Total revenue	80,599	49,572	271,653	159,935
Cost of revenue
Cost of license - self-managed	97	97	387	387
Cost of subscription - self-managed and SaaS	16,548	9,302	53,560	27,920
Total cost of revenue - subscription	16,645	9,399	53,947	28,307
Cost of professional services	6,797	4,201	24,063	12,433
Total cost of revenue	23,442	13,600	78,010	40,740
Gross profit	57,157	35,972	193,643	119,195
Operating expenses
Research and development	31,004	17,543	101,167	55,641
Sales and marketing	45,044	27,927	147,296	82,606
General and administrative	13,194	9,737	46,536	28,942
Total operating expenses	89,242	55,207	294,999	167,189
Operating loss	(32,085)	(19,235)	(101,356)	(47,994)
Other income (expense), net	704	(544)	3,441	(1,357)
Loss before income taxes	(31,381)	(19,779)	(97,915)	(49,351)
Provision for income taxes	3,454	1,624	4,388	3,376
Net loss	$(34,835)	$(21,403)	$(102,303)	$(52,727)
Net loss per share attributable to ordinary shareholders, basic and diluted	$(0.48)	$(0.66)	$(1.86)	$(1.65)
Weighted-average shares used to compute net loss per share attributable to ordinary shareholders, basic and diluted	72,307,990	32,638,830	54,893,365	32,033,792

Elastic N.V.

CONDENSED CONSOLIDATED BALANCE SHEETS

(amounts in thousands, except share and per share amounts)

(Unaudited)

	April 30,
Assets	2019	2018
Current assets:
Cash and cash equivalents	$298,000	$50,941
Restricted cash	2,280	668
Accounts receivable, net of allowance for doubtful accounts of $1,411 and $776 as of April 30, 2019 and April 30, 2018, respectively	81,274	53,233
Deferred contract acquisition costs	17,215	12,125
Prepaid expenses and other current assets	30,872	15,261
Total current assets	429,641	132,228
Property and equipment, net	5,448	4,536
Goodwill	19,846	19,182
Intangible assets, net	6,723	8,297
Deferred contract acquisition costs, non-current	8,935	5,954
Deferred offering costs	-	242
Deferred tax assets	1,748	3,946
Other assets	13,397	8,628
Total assets	$485,738	$183,013
Liabilities, Redeemable Convertible Preferred Shares and Shareholders’ Equity (Deficit)
Current liabilities:
Accounts payable	$4,450	$2,176
Accrued expenses and other liabilities	18,740	11,816
Accrued compensation and benefits	22,147	15,191
Deferred revenue	158,243	95,929
Total current liabilities	203,580	125,112
Deferred revenue, non-current	12,423	6,632
Other liabilities, non-current	6,723	3,877
Total liabilities	222,726	135,621
Commitments and contingencies
Redeemable convertible preference shares, par value €0.001 per share; No shares authorized, issued, or outstanding as of April 30, 2019; 29,026,193 shares authorized; 28,939,466 shares issued and outstanding as of April 30, 2018	-	200,921
Shareholders’ equity (deficit):
Convertible preference shares, €0.01 par value; 165,000,000 shares authorized, 0 shares issued and outstanding as of April 30, 2019; 0 shares authorized, issued and outstanding as of April 30, 2018	-	-
Ordinary shares, par value €0.01 per share: 165,000,000 shares authorized; 73,675,083 shares issued and outstanding as of April 30, 2019	754	-
Ordinary shares, par value of €0.001 per share; 72,000,000 shares authorized; 0 and 33,232,955 shares issued and outstanding as of April 30, 2019 and April 30, 2018, respectively	-	33
Treasury stock, 35,937 shares (repurchased at an average price of $10.30 per share)	(369)	(369)
Additional paid-in capital	581,135	62,542
Accumulated other comprehensive loss	(1,431)	(961)
Accumulated deficit	(317,077)	(214,774)
Total shareholders’ equity (deficit)	263,012	(153,529)
Total liabilities, redeemable convertible preference shares and shareholders’ equity (deficit)	$485,738	$183,013

Elastic N.V.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(amounts in thousands)

(Unaudited)

	Three Months Ended April 30,		Year Ended April 30,
	2019	2018	2019	2018
Cash flows from operating activities
Net loss	$(34,835)	$(21,403)	$(102,303)	$(52,727)
Adjustments to reconcile net loss to cash used in operating activities:
Depreciation and amortization	1,309	1,501	5,695	5,066
Amortization of deferred contract acquisition costs	6,656	3,933	21,374	12,731
Stock-based compensation expense	11,927	4,164	39,942	12,742
Other	3	(1)	69	1
Changes in operating assets and liabilities, net of impact of business acquisition:
Accounts receivable, net	(27,576)	(18,426)	(29,804)	(21,606)
Deferred contract acquisition costs	(9,592)	(9,388)	(30,006)	(20,497)
Prepaid expenses and other current assets	(8,451)	(2,811)	(18,049)	(6,920)
Other assets	(3,725)	(5,320)	(1,094)	(7,842)
Accounts payable	2,592	(5,149)	2,226	(23)
Accrued expenses and other liabilities	1,998	(1,324)	8,728	4,397
Accrued compensation and benefits	5,339	6,189	7,409	8,045
Deferred revenue	34,565	24,128	71,876	45,814
Net cash used in operating activities	(19,790)	(23,907)	(23,937)	(20,819)
Cash flows from investing activities
Purchases of property and equipment	(1,088)	(1,127)	(3,447)	(2,968)
Maturities of short-term investments	-	-	-	15,000
Business acquisitions, net of cash acquired	-	-	(1,986)	(3,702)
Other	(2,850)	-	(2,850)	-
Net cash (used in) provided by investing activities	(3,938)	(1,127)	(8,283)	8,330
Cash flows from financing activities
Net proceeds from issuance of common stock in initial public offering	-	-	269,514	-
Proceeds from issuance of ordinary shares upon exercise of stock options	15,015	595	18,552	2,337
Proceeds from the issuance of ordinary shares related to early exercise of stock options	-	1,066	-	1,566
Repurchase of ordinary shares	-	-	-	(344)
Repurchase of early exercised options	-	-	(500)	-
Repayment of notes payable	(33)	(42)	(106)	(132)
Payments of deferred offering costs	1	-	(5,672)	-
Net cash provided by financing activities	14,983	1,619	281,788	3,427
Effect of exchange rate changes on cash, cash equivalents, and restricted cash	535	(488)	(897)	781
Net (decrease) increase in cash, cash equivalents, and restricted cash	(8,210)	(23,903)	248,671	(8,281)
Cash, cash equivalents, and restricted cash, beginning of period	308,490	75,512	51,609	59,890
Cash, cash equivalents, and restricted cash, end of period	$300,280	$51,609	$300,280	$51,609

Elastic N.V.

REVENUE BY TYPE

(amounts in thousands, except percentages)

(Unaudited)

	Three Months Ended April 30,				Year Ended April 30,
	2019		2018		2019		2018
		% of		% of		% of		% of
		Total		Total		Total		Total
	Amount	Revenue	Amount	Revenue	Amount	Revenue	Amount	Revenue
Self-managed subscription	$59,855	74%	$38,043	77%	$202,419	74%	$123,898	77%
License	12,624	16%	8,839	18%	39,474	14%	25,759	16%
Subscription	47,231	58%	29,204	59%	162,945	60%	98,139	61%
SaaS	13,768	17%	8,133	16%	45,835	17%	25,484	16%
Total subscription revenue	73,623	91%	46,176	93%	248,254	91%	149,382	93%
Professional services	6,976	9%	3,396	7%	23,399	9%	10,553	7%
Total revenue	$80,599	100%	$49,572	100%	$271,653	100%	$159,935	100%

Elastic N.V.

RECONCILIATION OF GAAP TO NON-GAAP DATA

CALCULATED BILLINGS

(amounts in thousands)

(Unaudited)

	Three Months Ended April 30,		Year Ended April 30,
	2019	2018	2019	2018
Total revenue	$80,599	$49,572	271,653	$159,935
Add: Increase in total deferred revenue	34,565	24,128	71,876	45,814
Less: Decrease (increase) in unbilled accounts receivable	223	(382)	(571)	(25)
Calculated billings	$115,387	$73,318	$342,958	$205,724

Elastic N.V.

RECONCILIATION OF GAAP TO NON-GAAP DATA

FREE CASH FLOW

(amounts in thousands, except percentages)

(Unaudited)

	Three Months Ended April 30,		Year Ended April 30,
	2019	2018	2019	2018
Net cash used in operating activities	$(19,790)	$(23,907)	$(23,937)	$(20,819)
Less: Purchases of property and equipment	(1,088)	(1,127)	(3,447)	(2,968)
Free cash flow	$(20,878)	$(25,034)	$(27,384)	$(23,787)
Net cash (used in) provided by investing activities	$(3,938)	$(1,127)	$(8,283)	$8,330
Net cash provided by financing activities	$14,983	$1,619	$281,788	$3,427
Net cash used in operating activities (as a percentage of total revenue)	(25)%	(48)%	(9)%	(13)%
Less: Purchases of property and equipment (as a percentage of total revenue)	(1)%	(3)%	(1)%	(2)%
Free cash flow margin	(26)%	(51)%	(10)%	(15)%

Elastic N.V.

RECONCILIATION OF GAAP TO NON-GAAP DATA

For the three months ended April 30, 2019

(amounts in thousands, except percentages, share and per share amounts)

(Unaudited)

	GAAP	Stock-Based Compensation Expense	Employer Payroll Taxes on Employee Stock Transactions	Amortization of Acquired Intangibles	Acquisition Related Expenses	Tax Adjustment(1)	Non-GAAP(2)
Cost of revenue
Cost of license - self- managed	$97	-	-	(97)	-	-	$-
Cost of subscription - self- managed and SaaS	$16,548	(1,195)	(28)	(570)	-	-	$14,755
Total cost of revenue - subscription	$16,645	(1,195)	(28)	(667)	-	-	$14,755
Cost of professional services	$6,797	(440)	(10)	-	-	-	$6,347
Total cost of revenue	$23,442	(1,635)	(38)	(667)	-	-	$21,102
Gross profit	$57,157	1,635	38	667	-	-	$59,497
Gross margin (2)	70.9%	2.0%	0.0%	0.8%	0.0%	0.0%	73.8%
Operating expenses
Research and development	$31,004	(4,714)	(939)	-	(168)	-	$25,183
Sales and marketing	$45,044	(3,911)	(747)	(33)	-	-	$40,353
General and administrative	$13,194	(1,667)	(90)	-	-	-	$11,437
Total operating expenses	$89,242	(10,292)	(1,776)	(33)	(168)	-	$76,973
Operating loss	$(32,085)	11,927	1,814	700	168	-	$(17,476)
Operating margin (2)	(39.8)%	14.8%	2.3%	0.9%	0.2%	0.0%	(21.7)%
Other income, net	$704	-		-	-	-	$704
Loss before income taxes	$(31,381)	11,927	1,814	700	168	-	$(16,772)
Provision for income taxes	$3,454	-	-	-	-	246	$3,700
Tax rate (2)	(11.0)%						(22.1)%
Net loss	$(34,835)	11,927	1,814	700	168	(246)	$(20,472)

Net loss per share attributable to ordinary shareholders, basic and diluted (2)(3)	$(0.48)	$0.16	$0.03	$0.01	$0.00	$(0.00)	$(0.28)

(1)

Non-GAAP financial information for the quarter is adjusted for a tax rate equal to our annual estimated tax rate on non-GAAP income. This rate is based on our estimated annual GAAP income tax rate forecast, adjusted to account for items excluded from GAAP income in calculating the non-GAAP financial measures presented above as well as significant tax adjustments, such as adjustments resulting from the 2017 Tax Cut and Jobs Act. Our estimated tax rate on non-GAAP income is determined annually and may be adjusted during the year to take into account events or trends that we believe materially impact the estimated annual rate including, but not limited to, significant changes resulting from tax legislation, material changes in the geographic mix of revenue and expenses and other significant events. Due to the differences in the tax treatment of items excluded from non-GAAP earnings, as well as the methodology applied to our estimated annual tax rates as described above, our estimated tax rate on non-GAAP income may differ from our GAAP tax rate and from our actual tax liabilities.

(2)	Totals may not sum, due to rounding. Gross margin, operating margin, tax rate and earnings per share are calculated based upon the respective underlying, non-rounded data.
(3)	Calculated based upon 72,307,990 weighted-average shares, basic and diluted.

Elastic N.V.

RECONCILIATION OF GAAP TO NON-GAAP DATA

For the three months ended April 30, 2018

(amounts in thousands, except percentages, share and per share amounts)

(Unaudited)

	GAAP	Stock-Based Compensation Expense	Employer Payroll Taxes on Employee Stock Transactions(4)	Amortization of Acquired Intangibles	Acquisition Related Expenses	Tax Adjustment(1)	Non-GAAP(2)
Cost of revenue
Cost of license - self- managed	$97	-	-	(97)	-	-	$-
Cost of subscription - self- managed and SaaS	$9,302	(253)	-	(554)	-	-	$8,495
Total cost of revenue - subscription	$9,399	(253)	-	(651)	-	-	$8,495
Cost of professional services	$4,201	(120)	-	-	-	-	$4,081
Total cost of revenue	$13,600	(373)	-	(651)	-	-	$12,576
Gross profit	$35,972	373	-	651	-	-	$36,996
Gross margin (2)	72.6%	0.8%		1.3%	0.0%	0.0%	74.6%
Operating expenses
Research and development	$17,543	(1,618)	-	-	(167)	-	$15,758
Sales and marketing	$27,927	(1,112)	-	(37)	-	-	$26,778
General and administrative	$9,737	(1,061)	-	-	-	-	$8,676
Total operating expenses	$55,207	(3,791)	-	(37)	(167)	-	$51,212
Operating loss	$(19,235)	4,164	-	688	167	-	$(14,216)
Operating margin (2)	(38.8)%	8.4%	0.0%	1.4%	0.3%	0.0%	(28.7)%
Other expense, net	$(544)	-	-	-	-	-	$(544)
Loss before income taxes	$(19,779)	4,164	-	688	167	-	$(14,760)
Provision for income taxes	$1,624	-	-	-	-	1,131	$2,755
Tax rate (2)	(8.2)%						(18.7)%
Net loss	$(21,403)	4,164	-	688	167	(1,131)	$(17,515)

Net loss per share attributable to ordinary shareholders, basic and diluted (2)(3)	$(0.66)	$0.13	$-	$0.02	$0.01	$(0.03)	$(0.54)

(1)

Non-GAAP financial information for the quarter is adjusted for a tax rate equal to our annual estimated tax rate on non-GAAP income. This rate is based on our estimated annual GAAP income tax rate forecast, adjusted to account for items excluded from GAAP income in calculating the non-GAAP financial measures presented above as well as significant tax adjustments, such as adjustments resulting from the 2017 Tax Cut and Jobs Act. Our estimated tax rate on non-GAAP income is determined annually and may be adjusted during the year to take into account events or trends that we believe materially impact the estimated annual rate including, but not limited to, significant changes resulting from tax legislation, material changes in the geographic mix of revenue and expenses and other significant events. Due to the differences in the tax treatment of items excluded from non-GAAP earnings, as well as the methodology applied to our estimated annual tax rates as described above, our estimated tax rate on non-GAAP income may differ from our GAAP tax rate and from our actual tax liabilities.

(2)	Totals may not sum, due to rounding. Gross margin, operating margin, tax rate and earnings per share are calculated based upon the respective underlying, non-rounded data.
(3)	Calculated based upon 32,638,830 weighted-average shares, basic and diluted.
(4)	Information not meaningful for period presented.

Elastic N.V.

RECONCILIATION OF GAAP TO NON-GAAP DATA

For the year ended April 30, 2019

(amounts in thousands, except percentages, share and per share amounts)

(Unaudited)

	GAAP	Stock-Based Compensation Expense	Employer Payroll Taxes on Employee Stock Transactions	Amortization of Acquired Intangibles	Acquisition Related Expenses	Tax Adjustment(1)	Non-GAAP(2)
Cost of revenue
Cost of license - self- managed	$387	-	-	(387)	-	-	$-
Cost of subscription - self- managed and SaaS	$53,560	(3,383)	(28)	(2,421)	-	-	$47,728
Total cost of revenue - subscription	$53,947	(3,383)	(28)	(2,808)	-	-	$47,728
Cost of professional services	$24,063	(1,208)	(10)	-	-	-	$22,845
Total cost of revenue	$78,010	(4,591)	(38)	(2,808)	-	-	$70,573
Gross profit	193,643	4,591	38	2,808	-	-	$201,080
Gross margin (2)	71.3%	1.7%	0.0%	1.0%	0.0%	0.0%	74.0%
Operating expenses
Research and development	$101,167	(16,100)	(939)	-	(689)	-	$83,439
Sales and marketing	$147,296	(11,996)	(747)	(148)	-	-	$134,405
General and administrative	$46,536	(7,255)	(90)	-	(259)	-	$38,932
Total operating expenses	$294,999	(35,351)	(1,776)	(148)	(948)	-	$256,776
Operating loss	(101,356)	39,942	1,814	2,956	948	-	$(55,696)
Operating margin (2)	(37.3)%	14.7%	0.7%	1.1%	0.3%	0.0%	(20.5)%
Other income, net	$3,441	-	-	-	-	-	$3,441
Loss before income taxes	(97,915)	39,942	1,814	2,956	948	-	$(52,255)
Provision for income taxes	$4,388	-	-	-	-	4,384	$8,772
Tax rate (2)	(4.5)%						(16.8)%
Net loss	$(102,303)	39,942	1,814	2,956	948	(4,384)	$(61,027)

Net loss per share attributable to ordinary shareholders, basic and diluted (2)(3)	$(1.86)	$0.73	$0.03	$0.05	$0.02	$(0.08)	$(1.11)

(1)

Non-GAAP financial information for the quarter is adjusted for a tax rate equal to our annual estimated tax rate on non-GAAP income. This rate is based on our estimated annual GAAP income tax rate forecast, adjusted to account for items excluded from GAAP income in calculating the non-GAAP financial measures presented above as well as significant tax adjustments, such as adjustments resulting from the 2017 Tax Cut and Jobs Act. Our estimated tax rate on non-GAAP income is determined annually and may be adjusted during the year to take into account events or trends that we believe materially impact the estimated annual rate including, but not limited to, significant changes resulting from tax legislation, material changes in the geographic mix of revenue and expenses and other significant events. Due to the differences in the tax treatment of items excluded from non-GAAP earnings, as well as the methodology applied to our estimated annual tax rates as described above, our estimated tax rate on non-GAAP income may differ from our GAAP tax rate and from our actual tax liabilities.

(2)	Totals may not sum, due to rounding. Gross margin, operating margin, tax rate and earnings per share are calculated based upon the respective underlying, non-rounded data.
(3).	Calculated based upon 54,893,365 weighted-average shares, basic and diluted.

Elastic N.V.

RECONCILIATION OF GAAP TO NON-GAAP DATA

For the year ended April 30, 2018

(amounts in thousands, except percentages, share and per share amounts)

(Unaudited)

	GAAP	Stock-Based Compensation Expense	Employer Payroll Taxes on Employee Stock Transactions(4)	Amortization of Acquired Intangibles	Acquisition Related Expenses	Tax Adjustment(1)	Non-GAAP(2)
Cost of revenue
Cost of license - self- managed	$387	-	-	(387)	-	-	$-
Cost of subscription - self- managed and SaaS	$27,920	(699)	-	(1,521)	-	-	$25,700
Total cost of revenue - subscription	$28,307	(699)	-	(1,908)	-	-	$25,700
Cost of professional services	$12,433	(329)	-	-	-	-	$12,104
Total cost of revenue	$40,740	(1,028)	-	(1,908)	-	-	$37,804
Gross profit	$119,195	1,028	-	1,908	-	-	$122,131
Gross margin (2)	74.5%	0.6%	0.0%	1.2%	0.0%	0.0%	76.4%
Operating expenses
Research and development	$55,641	(5,045)	-	-	(655)	-	$49,941
Sales and marketing	$82,606	(3,560)	-	(119)	-	-	$78,927
General and administrative	$28,942	(3,109)	-	-	(608)	-	$25,225
Total operating expenses	$167,189	(11,714)	-	(119)	(1,263)	-	$154,093
Operating loss	$(47,994)	12,742	-	2,027	1,263	-	$(31,962)
Operating margin (2)	(30.0)%	8.0%	0.0%	1.3%	0.8%	0.0%	(20.0)%
Other expense, net	$(1,357)	-	-	-	-	-	$(1,357)
Loss before income taxes	$(49,351)	12,742	-	2,027	1,263	-	$(33,319)
Provision for income taxes	$3,376	-	-	-	-	2,631	$6,007
Tax rate (2)	(6.8)%						(18.0)%
Net loss	$(52,727)	12,742	-	2,027	1,263	(2,631)	$(39,326)

Net loss per share attributable to ordinary shareholders, basic and diluted (2)(3)	$(1.65)	$0.40	$-	$0.06	$0.04	$(0.08)	$(1.23)

(1)

Non-GAAP financial information for the quarter is adjusted for a tax rate equal to our annual estimated tax rate on non-GAAP income. This rate is based on our estimated annual GAAP income tax rate forecast, adjusted to account for items excluded from GAAP income in calculating the non-GAAP financial measures presented above as well as significant tax adjustments, such as adjustments resulting from the 2017 Tax Cut and Jobs Act. Our estimated tax rate on non-GAAP income is determined annually and may be adjusted during the year to take into account events or trends that we believe materially impact the estimated annual rate including, but not limited to, significant changes resulting from tax legislation, material changes in the geographic mix of revenue and expenses and other significant events. Due to the differences in the tax treatment of items excluded from non-GAAP earnings, as well as the methodology applied to our estimated annual tax rates as described above, our estimated tax rate on non-GAAP income may differ from our GAAP tax rate and from our actual tax liabilities.

(2)	Totals may not sum, due to rounding. Gross margin, operating margin, tax rate and earnings per share are calculated based upon the respective underlying, non-rounded data.
(3)	Calculated based upon 32,033,792 weighted-average shares, basic and diluted.
(4)	Information not meaningful for period presented.

About Non-GAAP Financial Measures

In addition to our results determined in accordance with U.S. GAAP, we believe the non-GAAP measures listed below are useful in evaluating our operating performance. We use these non-GAAP financial information to evaluate our ongoing operations and for internal planning and forecasting purposes. We believe that non-GAAP financial information, when taken collectively, may be helpful to investors because it provides consistency and comparability with past financial performance. However, non-GAAP financial information is presented for supplemental informational purposes only, has limitations as an analytical tool and should not be considered in isolation or as a substitute for financial information presented in accordance with U.S. GAAP. In particular, free cash flow is not a substitute for cash used in operating activities. Additionally, the utility of free cash flow as a measure of our liquidity is further limited as it does not represent the total increase or decrease in our cash balance for a given period. In addition, other companies, including companies in our industry, may calculate similarly-titled non-GAAP measures differently or may use other measures to evaluate their performance, all of which could reduce the usefulness of our non-GAAP financial measures as tools for comparison. A reconciliation of our historical non-GAAP financial measures to their most directly comparable financial measure stated in accordance with U.S. GAAP has been provided in the financial statement tables included in this press release. Investors are cautioned that there are a number of limitations associated with the use of non-GAAP financial measures and key metrics as analytical tools. Investors are encouraged to review these reconciliations, and not to rely on any single financial measure to evaluate our business.

Non-GAAP Gross Profit and Non-GAAP Gross Margin

We define non-GAAP gross profit and non-GAAP gross margin as GAAP gross profit and GAAP gross margin, respectively, excluding stock-based compensation expense, employer payroll taxes on employee stock transactions, and amortization of acquired intangible assets. We believe non-GAAP gross profit and non-GAAP gross margin provide our management and investors consistency and comparability with our past financial performance and facilitate period-to-period comparisons of operations, as these metrics generally eliminate the effects of certain variables from period to period for reasons unrelated to overall operating performance.

Non-GAAP Operating Loss and Non-GAAP Operating Margin

We define non-GAAP operating loss and non-GAAP operating margin as GAAP operating loss and GAAP operating margin, respectively, excluding stock-based compensation expense, employer payroll taxes on employee stock transactions, amortization of acquired intangible assets, and acquisition-related expenses. We believe non-GAAP operating loss and non-GAAP operating margin provide our management and investors consistency and comparability with our past financial performance and facilitate period-to-period comparisons of operations, as these metrics generally eliminate the effects of certain variables from period to period for reasons unrelated to overall operating performance.

Free Cash Flow and Free Cash Flow Margin

Free cash flow is a non-GAAP financial measure that we define as net cash (used in) provided by operating activities less purchases of property and equipment. Free cash flow margin is calculated as free cash flow divided by total revenue. We believe that free cash flow and free cash flow margin are useful indicators of liquidity that provide information to management and investors about the amount of cash generated from our core operations that, after the purchases of property and equipment, can be used for strategic initiatives, including investing in our business and selectively pursuing acquisitions and strategic investments.

Calculated Billings

We define calculated billings as total revenue plus the increase in total deferred revenue as presented on or derived from our consolidated statements of cash flows less the (increase) decrease in total unbilled accounts receivable in a given period. We typically invoice our customers annually in advance, and to a lesser extent multi-year in advance, quarterly in advance, monthly in advance, monthly in arrears or upon delivery. Our management uses calculated billings to understand and evaluate our near term cash flows and operating results.

Constant Currency

We compare the percent change in certain results from one period to another period using constant currency information to provide a framework for assessing how our business performed excluding the effect of foreign currency rate fluctuations. In presenting this information, current and comparative prior period results are converted into United States dollars at the exchange rates in effect on the last day of our prior fiscal year, rather than the actual exchange rates in effect during the respective periods.